================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM SB-2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           TEEN EDUCATION GROUP, INC.
                 ______________________________________________
                 (Name of small business issuer in its charter)



           DELAWARE                         8200                  26-032648
________________________________________________________________________________
(State or other jurisdiction of (Primary Standard Industrial   (I.R.S. Employer
 incorporation or organization)  Classification Code Number) Identification No.)


                           Teen Education Group, Inc.
                            70707 Frank Sinatra Drive
                                     Unit 59
                         Rancho Mirage, California 92270
                                 (702) 248-1027
          _____________________________________________________________
          (Address and telephone number of principal executive offices)


                             The Company Corporation
                                2711 Center Road
                                    Suite 400
                           Wilmington, Delaware 19809
                                 (800) 818-0204
           __________________________________________________________
           (Name, address and telephone numbers of agent for service)


                        COPIES OF ALL COMMUNICATIONS TO:

                            Ronald J. Stauber, Esq.,
                             Ronald J. Stauber, Inc.
            1880 Century Park East, Suite 300, Los Angeles, CA 90067
                       (310) 556-0080 - Fax (310) 556-3687

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE
________________________________________________________________________________

Title of                        Proposed         Proposed
Each Class of                   Maximum          Maximum          Amount of
Securities To   Amount To Be    Offering Price   Aggregate        Registration
Be Registered   Registered(1)   Per Unit         Offering Price   Fee
________________________________________________________________________________
Common             250,000          $0.10          $25,000.00        $6.14
________________________________________________________________________________

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


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


________________________________________________________________________________

                                   Prospectus
                           TEEN EDUCATION GROUP, INC.
                      Up to 250,000 Shares of Common Stock

Offering price of $0.10

         This offering by Teen Education Group, Inc. (sometimes "Teen") consists of a new issue of up to 250,000 shares of common stock, $0.001 par value (sometimes "shares") of Teen at a price of $ 0.10 per share for a period of 3 months from the effective date of this prospectus.

         There is no minimum number of shares being offered and we have two classes of shares authorized (common and preferred). There are no preferred shares of stock issued or outstanding. Only the shares of common stock are being sold.

         The shares are not listed on any national securities exchange and the Nasdaq Stock Market does not list the shares being offered.

         THIS OFFERING IS HIGHLY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK TO THE PUBLIC INVESTORS AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT (SEE RISK FACTORS AND DILUTION).

         This offering involves a high degree of risk; see "RISK FACTORS" beginning on page 7 to read about factors you should consider before buying shares of the common stock.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE OR PROVINCIAL SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Offering:

================================================================================
250,000 SHARES OFFERED       PRICE PER SHARE        TOTAL

Public Price                      $0.10            $ 25,000
Underwriting Discounts
and  Commissions                     --                0.00
                                  _____            ________
Total                             $0.10            $ 25,000
================================================================================

         This is a best efforts public offering, with no minimum purchase requirement.

1.   Teen is not using an underwriter for this offering.

2. There is no arrangement to place the proceeds from this offering in an escrow, trust or similar account. Delaware law does not require that funds raised pursuant to the sale of securities be placed into an escrow account. Any funds raised from this offering will be immediately available to Teen for its use.

3.   The closing date for this offering is November __, 2007.

The information in this prospectus is not complete and may be changed. Teen may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is November __, 2007.


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


                                TABLE OF CONTENTS


Item No.     Item in Form SB-2 Prospectus Caption                       Page No.

    1        Front of Registration Statement and Outside Front Cover
             Page of Prospectus
    2        Prospectus Cover Page
    3        Prospectus Summary                                             5
    4        Risk Factors                                                   7
    5        Use of Proceeds                                               13
    6        Determination of Offering Price                               16
    7        Dilution                                                      16
    8        Selling Security Holders                                      18
    9        Plan of Distribution                                          18
   10        Legal Proceedings                                             19
   11        Directors, Executive Officers, Promoters and Control
             Persons                                                       19
   12        Security Ownership of Certain Beneficial Owners and
             Management                                                    19
   13        Description of Securities                                     20
   14        Interest of Named Experts and Counsel                         20
   15        Disclosure of Commission Position on Indemnification
             for Securities Act Liabilities                                21
   16        Organization within Last Five Years
   17        Description of Business                                       21
   18        Plan of Operation                                             25
   19        Description of Property                                       28
   20        Certain Relationships and Related Transactions                28
   21        Market for Common Equity and Related Shareholder Matters      29
   22        Executive Compensation                                        32
   23        Changes in and Disagreements with Accountants on
             Accounting and Financial Disclosure                           32
   24        Financial Statements                                          33


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


Securities offered through this prospectus will not be sold through dealers, but will be sold on a direct participation basis only.

Prospectus Summary and Risk Factors

                               SUMMARY INFORMATION

       This is a summary and the information is selective, it does not contain all information that may be important to you. The summary highlights the more detailed information and financial statements appearing elsewhere in this document. It is only a summary. We urge you to read the entire prospectus carefully. Your attention is specifically called to the Risk Factors beginning on page 6 and the financial statements and the explanatory notes before making any investment decision.

The Company:                        TEEN EDUCATION GROUP, INC. was incorporated
                                    on April 16, 2007 in the State of Delaware.
                                    Our principal executive offices are located at 70707 Frank Sinatra Drive, Unit 59,
                                    Rancho Mirage, California 92270 (702)
                                    248-1027. As of the date of this prospectus, we have no revenues or operations.

                                    We are a development stage company. We have not had any revenues or operations and we have few assets. We do not expect to have revenues until at least three months after our registration statement becomes effective.

                                    Since incorporation, we have not made any purchases or sale of assets nor have we been involved in any mergers, acquisitions or consolidations. Teen has never declared bankruptcy, has never been in receivership, and has never been involved in any legal action or proceedings.

                                    We are in the process of establishing
                                    ourselves as providing financial literacy and money management educational programs for teenagers on a fee for service offered basis.

Securities Offered:                 Up to 250,000 shares of common stock with no
                                    minimum number of shares are being offered.

                                    There is no minimum on the number of shares that have been designated for sale.

                                    Accordingly, once our securities are
                                    purchased, the investor will not be able to obtain a return of the investment, regardless of the number of shares sold.

Offering Price Per                  $0.10 per share of common share with a par
Share:                              value of $0.001 per share.

Offering:                           Our shares are being offered on a self
                                    underwriting basis by Robert L. Wilson for a period not to exceed three months from the effective date of this prospectus, on a best effort basis.

Determination of                    The offering price has been arbitrarily
Offering Price:                     determined by us based upon what we believe
                                    purchasers of such speculative issues would be willing to pay for our securities and bears no relationship whatsoever to assets, earnings, book value or any other established criteria of value

Net Proceeds:                       Approximately $25,000 with all of the
                                    proceeds will be going to us.

Use of Proceeds:                    The following table indicates how our
                                    company intends to use these proceeds of this offering.

         Proceeds from Sale of Common Stock                              $25,000

              Expenses

         Curriculum Development                                            7,000
         Educational and Training Material                                 3,000
         Training Expense                                                  1,000
         Website Development                                               2,000
         Marketing and Promotional Expenses                                2,000
         Legal and Accounting Fees                                         5,000
         Furniture and Equipment                                           2,000
         Miscellaneous Administrative Costs                                3,000
                                                                         _______
            Total                                                        $25,000

Number of Shares of
the Common Stock
Outstanding:                        Before the Offering:               2,000,000
                                    Shares being Offered:                250,000
                                                                       _________

                                    After the Offering:                2,250,000

Risk Factors:                       Our securities being offered involve a high
                                    degree of risk and immediate substantial dilution and should not be purchased by investors who cannot afford to lose their entire investment. Such risk factors include, among others, lack of operating history and limited resources, no escrow of proceeds, and lack of a viable market for the securities (See "Risk Factors" on page
                                    7.)

Summary of Financial Information:

                                                        AS AT SEPTEMBER 30, 2007
Current Assets                                                               $ 0
Current Liabilities                                                       $2,232
Loans from Shareholders                                                   $2,232


                                       FROM APRIL 16, 2007 TO SEPTEMBER 30, 2007
Revenue                                                                       $0
Net Loss                                                                  $7,232

         We have not begun operations and are currently without revenues. We have no full-time employees at the present time. As at September 30, 2007, our accumulated deficit was $7,232. We anticipate that we will operate in a deficit position and continue to sustain net losses for the foreseeable future.

                                  RISK FACTORS

THE PURCHASE OF THE SECURITIES BEING OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK TO THE INVESTORS AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THE OFFERING PRICE HAS BEEN ARBITRARILY DETERMINED ON WHAT WE BELIEVE PURCHASERS OF A SPECULATIVE OFFERING WOULD BE WILLING TO PAY FOR THE SECURITIES AND BEARS NO RELATIONSHIP WHATSOEVER TO ASSETS, EARNINGS, BOOK VALUE OR ANY OTHER ESTABLISHED CRITERIA OF VALUE.

         Prior to investing in the shares, a prospective investor should consider carefully the following risks and highly speculative factors that may affect our business. In analyzing this offering, prospective investors should carefully consider, among other factors, the following:

1. As a start-up or development stage company, our business and prospects are difficult to evaluate because we have no operating history and our business model is evolving, an investment in us is considered a high risk investment whereby you could lose your entire investment.

         We have just commenced operations and, therefore, we are considered a "start-up" or "development stage" company. We have not yet owned and/or operated and/or provided any educational services. We will incur significant expenses in order to implement our business plan. As an investor, you should be aware of the difficulties, delays and expenses normally encountered by an enterprise in its development stage, many of which are beyond our control, including unanticipated developmental expenses, and advertising and marketing expenses. We cannot assure you that our proposed business plan as described in this prospectus will materialize or prove successful, or that we will ever be able to operate profitably. If we cannot operate profitably, you could lose your entire investment.

         We face the challenge of successfully implementing our business plan. There is, therefore, nothing at this time on which to base an assumption that our business will prove successful, and there is no assurance that we will be able to operate profitably if or when operations commence. You may lose your entire investment do to our lack of experience.

         Our plan of operation is our best estimate and analysis of the potential market, opportunities and difficulties that we face. There can be no assurances that the underlying assumptions accurately reflect our opportunities and potential for success. Competition for the delivery of education skills is intense, and with other economic forces, this makes forecasting of revenues and costs difficult and unpredictable. If our estimates and analysis is incorrect, you could lose your entire investment.

2. Our working capital will be limited. We will need additional capital to fund our operations and finance future growth, and we may not be able to obtain it on terms acceptable to us or at all. This will impede our growth and operating results.

         There is no minimum amount that must be sold in this offering. Although we will be able to commence operations without raising any funds in this offering, we will have little or no working capital on hand. Our ability to commence and continue operations and operate as a going concern may be contingent on the successful completion of all or part of this offering, it may depend on our ability to borrow funds from Robert L. Wilson and unrelated third parties, and the receipt of proceeds from those enrolling in the educational program on commencement of operations. As of this date, we have generated no income and there can be no assurance that any such income will be forthcoming in the future. Our inability to fund our operations will impede our growth and operating results and may also result in a loss of your investment.

3. We expect to incur losses in the future and, as a result, the value of our shares and our ability to raise additional capital may adversely affect our ability to sustain growth and our operations may suffer.

         We have no operating history and, therefore, no revenues. We expect to incur losses during our first year of operation. There can be no assurances that we will achieve profitability in the future, or, if so, as to the timing or amount of any such profits.

         We plan to use any revenues received to support our plan of operations and to commence our sales and marketing. Many of the expenses associated with these activities are relatively fixed in the short-term. We may be unable to adjust spending quickly enough to offset unexpected revenue shortfalls. If so, our operational results will suffer.

         We should have sufficient capital to meet our operating expenses for the next twelve (12) months. After that time, we will either need to raise additional funds or realize additional revenue from our business activities to meet our cash requirements. There can be no guarantee that we will be successful in securing additional financing should the need arise.

         Our inability to fund our operations will impede our growth and operating results and may also result in a loss of your investment.

4. Failure to secure additional financing may result in termination of Teen's operations and eliminate any value in Teen's stock.

         We may require additional financing in order to establish profitable operations. Such financing, if required, may not be forthcoming. Even if additional financing is available, it may not be available on terms we find favorable. Failure to secure the needed additional financing will have a very serious, if not fatal, effect on our ability to survive. As of September 30, 2007, we had no working capital and our losses to that date totaled $7,232.

5. Teen's business model is unproven. Thus it is difficult for an investor to determine the likelihood of success or risk to his investment.

         Teen was formed on April 16, 2007. As of the date of this prospectus, we do not have any revenues or operations, and we have no assets. We do not expect to have revenues until at least three months after this prospectus becomes effective.

         Due to our lack of operating history, the revenue and income potential of our business is unproven. If we cannot successfully implement our business strategies of creating and marketing of an educational curriculum to teach personal financial management skills to teenagers, we may not be able to generate sufficient revenues to operate profitably. Consequently our investors may lose a substantial portion of or their entire investment.

6. We have no minimum share purchase requirement thus early investors may face the loss of their investment if Teen's operations are not commenced due to the failure of this offering.

         The offering is not subject to any minimum share purchase requirement. Consequently, the early investor is not assured of any other, later shares being sold. You may be the only purchaser.

         We are dependent upon this offering to be able to implement our business plan and our lack of revenues and profits may make our obtaining additional capital more difficult. We presently have no significant operating capital and we are totally dependent upon receipt of the proceeds of this offering to provide the capital necessary to commence our proposed business. Upon completion of the offering, the amount of capital available to us will still be extremely limited, especially if less than the total amount of the offering is raised since this is not an underwritten offering. We have no commitments for additional cash funding beyond the proceeds expected to be received from this offering. If we need and are unable to raise additional capital, then you may lose your entire investment.

7. Teen shareholders' investment will be illiquid due to a lack of a public trading market and thus our shareholders may not be able to recover all of their investment in Teen.

         There is presently no public trading market for our common stock, and it is unlikely that an active public trading market can be established or sustained in the foreseeable future. Even if a public market were to develop, our shareholders may never realize any value from their investment in our stock. We intend to have our common stock quoted on the OTC Bulletin Board as soon as practicable. However, there can be no assurance that our shares will be quoted on the OTC Bulletin Board. Until there is an established trading market, holders of our common stock may find it difficult to sell their stock or to obtain accurate quotations for the price of the common stock. If a market for our common stock does develop, our stock price may be volatile.

8. Teen's auditor has expressed doubts as to our ability to continue as a going concern.

         In the opinion of our auditor, since we have not generated revenue from operations, it raises substantial doubt about Teen's ability to continue as a going concern.

9. Teen's curriculum material may not be sufficient to ensure Teen's success in its intended market resulting in the termination of Teen's operations and a loss of shareholders' investment.

         Initially, the only course Teen will be offering is a financial literacy and money management program for teenagers on a fee for service offered basis for our course. As such, our survival is dependent upon the market acceptance of this sole course material. Should this course material be too narrowly focused or should the target market be not as responsive as Teen anticipates, we will not have any other course material that can be offered to ensure our survival in the educational marketplace.

         While we believe that our course material and providing a financial literacy and money management program for teenagers on a fee for service offered basis, this view may not be shared by their parents. In such an event, we may not be able to attract sufficient students to make it a viable business operation, and we may subsequently fail due to this lack of acceptance in our course material.

10. The loss of Robert L. Wilson or our inability to attract and retain qualified personnel could significantly disrupt or harm our business and our operating results would suffer.

         We are wholly dependent, at present, on the personal efforts and abilities of Robert L. Wilson, our sole officer and director. The loss of services of Robert L. Wilson will disrupt if not stop our operations. In addition, our success will depend on our ability to attract and retain highly motivated, well-qualified lecturers or employees. Our inability to recruit and retain such individuals may delay the planned commencement of operations and or result in high employee turnover, which could have a material adverse effect on our business or results of operations once commenced. Accordingly, without suitable replacements and employees to operate Teen, our operations will suffer.

11. Robert L. Wilson will own approximately 89% of our shares after the offering that permits him to exert influence over us or to prevent a change of control.

         After giving effect to this offering, Robert L. Wilson, our sole director and officer, will beneficially own approximately 89% of our outstanding shares of common stock, if all of the shares are sold in this offering. As a result of this stock ownership, Robert L. Wilson will continue to influence the vote on all matters submitted to a vote of our shareholders, including the election of directors, amendments to the certificate of incorporation and the by-laws, and the approval of significant corporate transactions. This consolidation of voting power could also delay, deter or prevent a change of our control that might be otherwise beneficial to shareholders.

12. You will not receive dividend income from an investment in the shares and as a result, the purchase of the shares should only be made by an investor who does not expect a dividend return on the investment.

         We have never declared or paid a cash dividend on our shares nor will we in the foreseeable future. We currently intend to retain future earnings, if any, to finance the operation and expansion of our business. Accordingly, investors who anticipate the need for immediate income from their investments by way of cash dividends should refrain from purchasing any of our securities. As we do not intend to declare dividends in the future, you may never see a return on your investment and you indeed may lose your entire investment.

13. We have arbitrarily determined the initial public offering price and this may not be the market price of the shares after the offering, as a result, future sales of the stock could be at a lesser price than the offering price.

         The offering price of the shares has been arbitrarily determined by us based on what we believe purchasers of such speculative issues would be willing to pay for the shares of Teen and does not necessarily bear any material relationship to book value, par value, or any other established criterion of value. As a result, it may be difficult for you to resell your shares at or above the offering price. You may also lose your entire investment if the price of the shares being sold is too high.

14. You may not be able to resell any shares you purchased in this offering.

         There is no trading market for our common stock at present and there has been no trading market to date. We have not undertaken any discussions, preliminary or otherwise, with any prospective market maker concerning the participation of such market maker in the aftermarket our common stock. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue. This means that it may be hard or impossible for you to find a willing buyer for your shares should you decide t sell then in the future or to resell the shares at or above the offering price.

15. Our issuance of further shares will dilute our common stock and could cause our stock price to decline.

         The shares, if all are sold, being offered in this prospectus represents approximately 11% of our total issued and outstanding shares on a fully-diluted basis. If you invest in our shares, your interest will be diluted to the extent of the differences between the price per share you pay for the common stock of $0.10 per share and the pro forma as adjusted net tangible book value per share which would be $.01 at the time of sale which is a dilution of 90% of your investment. We calculate net tangible book value per share by subtracting from our total assets all intangible assets and total liabilities, and dividing the result by the number of outstanding shares of common stock. Furthermore, we may issue additional shares, options and warrants and we may grant stock options to our employees, officers, directors and consultants under our future stock option plans, all of which may further dilute our net tangible book value. The dilution of our shares could lower the price a willing buyer would pay for our shares based on the fact our net asset value per share and/or our earnings ratio per share would be reduced.

16. Future sales of restricted shares could decrease the price a willing buyer would pay for shares of our common stock, could cause our price to decline and could impair our ability to raise capital.

         We currently have 2,000,000 shares of common stock issued and outstanding, all of which is held by Robert L. Wilson, our sole officer and director. These shares are considered restricted securities pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended. These shares in the future may be available for sale under exemptions from registration. Future sales of common stock by Robert L. Wilson under exemptions from registration or through a subsequent registered offering could materially adversely affect the market price of our common stock and could materially impair our future ability to raise capital through an offering of equity securities. We are unable to predict the effect, if any, that market sales of these shares, or the availability of these shares for future sale, will have on the prevailing market price of our common stock at any given time.

17. Our common stock has no public market and the value may decline after the offering and our common stock may never be public traded and you may have no ability to sell the shares.

         There is no established public trading market or market maker for our securities. There can be no assurance that a market for our common stock will be established or that, if established, a market will be sustained. Therefore, if you purchase our securities you may be unable to sell them. Accordingly, you should be able to bear the financial risk of losing your entire investment. We plan to seek a listing on the OTC Bulletin Board once our registration statement has been declared effective. We will contact a market maker to seek the listing on our behalf.

         Only market makers can apply to quote securities. Market makers who desire to initiate quotations in the OTC Bulletin Board system must complete an application (Form 211) and by doing so, will have to represent that it has satisfied all applicable requirements of the Securities and Exchange Commission Rule 15c2-11 and the filing and information requirements promulgated under the Financial Industry Regulatory Authority, Inc. ("FINRA") Bylaws. The OTC Bulletin Board will not charge us with a fee for being quoted on the service. FINRA rules prohibit market makers from accepting any remuneration in return for quoting issuers' securities on the OTC Bulletin Board or any similar medium. We intended to be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and, as such, we may be deemed compliant with Rule 15c2-11. The FINRA will review the market maker's application and if cleared, it cannot be assumed by any investor that any federal, state or self-regulatory requirements other than certain FINRA rules and Rule 15c2-11 have been considered by the FINRA. Furthermore, the clearance should not construed by any investor as indicating that the FINRA, the Securities and Exchange Commission or any state securities commission has passed upon the accuracy or adequacy of the documents contained in the submission.

18. We have not contacted any market maker for sponsorship of our shares on the OTC Bulletin Board.

         The OTC Bulletin Board is a market maker or dealer-driven system offering quotation and trading reporting capabilities-a regulated quotation service - that displays real-time quotes, last-sale prices, and volume information in OTC equity securities. The OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchanges. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting market makers or dealers in stocks.

         If we are unable to obtain a market maker to sponsor ourapproval for trading, we will be unable to develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our shares. Even if we do locate a market maker, there is no assurance that our shares will be able to meet the requirements for a quotation or that the shares will be accepted for inclusion on the OTC Bulletin Board.

19. If our common stock does not meet blue sky resale requirements, you may be unable to resell your securities.

         The common stock being offered must meet the blue sky resale requirements in the states in which the proposed purchasers reside. If we are unable to qualify the securities offered and there is no exemption from qualification in certain states, the holders of the securities or the purchasers of the securities may be unable to sell them.

 Use of Proceeds

         We intend to raise $25,000 from the sale of 250,000 shares of common stock at $0.10 per share. This offering has a maximum amount of $25,000 and no minimum. Teen has no intention to return any stock sales proceeds to investors if the maximum amount is not raised.

         As of today, Teen has already raised a total of $5,000 from the sale of common stock. This of $5,000 has been raised from the sale of stock to our sole officer and director this stock is restricted and is not being registered in this offering. The offering expenses associated with this offering are estimated to be $10,510. As at September 30, 2007, we had no cash. We had accounts payable of $2,232. Robert L. Wilson has orally agreed that he will advance Teen any funds which it may need to pay the expenses of this offering and Robert L. Wilson has advanced $282. Although no additional funds are currently contemplated, such advances will be made interest-free with no fixed terms of repayment and without any repayment from the proceeds of this offering. This will allow us to pay the remainder of the expenses of this offering from cash on hand. Teen will rely instead upon the anticipation of repayment from future revenues, if any, generated by Teen's proposed business activities. None of the offering expenses or shareholder loans are to be paid out of the proceeds of this offering. The entire sum of monies we raise from this offering will be used to finance our plan of operations. One of the purposes of the offering is to create an equity market, which allows us to more easily raise capital, since a publicly traded company has more flexibility in its financing offerings than one that does not.

         The following table indicates how our company intends to use these proceeds of this offering.

         Proceeds from Sale of Common Stock                              $25,000

         Expenses

         Curriculum Development                                            7,000
         Educational and Training Material                                 2,000
         Training Expense                                                  1,000
         Website Development                                               2,000
         Marketing and Promotional Expenses                                5,000
         Legal and Accounting Fees                                         1,000
         Furniture and Equipment                                           2,000
         Miscellaneous Administrative Costs                                4,000
                                                                         _______
                                   Total                                 $25,000


         The above expenditure items are defined as follows:

         Curriculum Development: This expense refers to the cost of development of the curriculum to operate our student training sessions.

         Educational and Training Material: This expense will provide the funds necessary to develop the student manuals as well as visual aids for use during classroom instruction.

         Training Expense: This expense will provide the funds necessary for a minimal amount of service specific training for personnel. It will cover items such as room and equipment rental for training seminars, copying and printing costs for training manuals and other material.

         Website Development: This expense is the cost associated with development of our website. Since the website will be used as a means to promote our service, preliminary website development will begin as soon as we have the funds available.

         Marketing and Promotional Expenses: This item refers to the cost of a basic marketing campaign and the provision of a minimal amount of educational product information to and interested parents and individuals. We expect to begin incur these costs during the second month of operations after the effective date of this prospectus, and to continue throughout the remainder of the year.

         Legal and Accounting Fees: This expenditure item refers to the normal legal and accounting costs associated with maintaining a publicly traded company. We expect to be making these expenditures throughout the year, commencing on the effective date of this registration.

         Furniture and Equipment: This expenditure refers to items such as a computer, visual aid equipment, tables and chairs, and other similar items. We expect to be making these purchases during the second month of operation after the effective date of this prospectus.

         Miscellaneous Administrative Costs: This expense refers to any small miscellaneous costs that have not been otherwise listed - such as bank service charges and sundry items. This amount will cover such costs during the first year of operation.

         There is no assurance that Teen will raise the full $25,000 as anticipated. The following is the break down of how we intend to use the proceeds if only 10 percent, 50 percent, or 75 percent of the total offering amount is raised:

Expenditure Item                          10%        50%        75%       100%

Curriculum Development                  1,000      3,500      5,250      7,000
Educational and Training Material         500      1,500      2,250      3,000
Training Expense                            0        500        750      1,000
Website Development                       500      1,000      1,500      2,000
Marketing and Promotional Expenses                 2,500      3,750      5,000
Legal and Accounting Fees                   0        500        750      1,000
Furniture and Equipment                     0      1,500      2,250      2,000
Miscellaneous Administrative Costs       250       1,500      2,250      4,000
Total                                 $ 2,500    $12,500    $18,750    $25,000

         If only 10% of the offering is sold, we will continue with our development plans. However, only the most necessary tasks will be undertaken. Most of the curriculum development and educational and training material will be placed on hold until sufficient capital becomes available. We anticipate that the $2,500 plus cash on hand will be sufficient to sustain us during the short-term. However, there would be insufficient funds available for furtherance of the plan of operations.

         In the event that only 50% of the offering amount is raised, we would be able to further our plan of operation; however, our activities will be severely restricted. We would develop our basic curriculum and produce some training material. However, marketing would be severely restricted. Only a minimal amount would be spent on professional fees. Without the ability to aggressively pursue our plan of operations, it is likely that we will take much longer to build a profitable business.

         If 75% of the total offering amount is raised, there will be sufficient funds to pay a significant portion of all budgeted expenditure items.

         The funds that we have has raised thus far from selling stock to our sole officer are not sufficient to pay all expenses of this offering, which we estimate to be approximately $10,500. Robert L. Wilson has agreed to loan us sufficient funds to pay the expenses of the offering. The total amount of the money raised from the sale of the 250,000 shares we are offering will be used for the purpose of furthering our plan of operation.

Determination of Offering Price

         There is no established market for our stock. The offering price for shares sold pursuant to this offering is set at $0.10. Of the 2,000,000 shares of stock already purchased by our sole officer and director, these shares were sold for $0.0025 per share.

Dilution

         "Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets from the total assets of an entity. Dilution occurs because we determined the offering price based on factors other than those used in computing book value of our stock. Dilution exists because the book value of shares held by existing shareholders is lower than the offering price offered to new investors.

         Teen is offering shares of its common stock for $0.10 per share through this offering. Since formation, our sole officer and director has purchased shares of our common stock for $0.0025 per share. As at September 30, 2007, the net tangible book value of Teen was approximately zero ($0) per share. If we are successful in selling all of the offered shares at the public offering price, the pro forma net tangible book value of Teen would be approximately $25,000 (before offering expenses) or approximately $.01 per share, which would represent an immediate increase of $0.09 in net tangible book value per share and $.09 or 90% per share dilution to new investors, assuming all the shares are sold at the offering price of $0.10 per share.

         Following is a table detailing approximate dilution to investors if 10%, 50%, 75% or 100% of the offering is sold.

                                  10%        50%           75%          100%

Net Tangible Book Value
PerShare Prior to Stock Sale

Net Tangible Book Value Per      $.00       $.00          $.00          $.00
Share After Stock Sale            NIL        NIL           NIL           .01


Increase in Net Book Value       $.10       $.10          $.10          $.10
Per Share Due to Stock Sale


Immediate Dilution               $.10       $.10          $.10          $.10
(subscription price of $.10
less net tangible book value
per share)

         Assuming all the shares are sold, the following table illustrates the pro forma per share dilution:

Price to the Public (1)                                                   $  .10
Net tangible book value per share before offering (2)                     $  .00
Increase attributable to purchase of stock by new
    Investors (5)                                                         $  .09
Net tangible book value per share after offering (3),(4)                  $  .01
Dilution to new investors (6)                                             $  .09
Percent immediate dilution to new investors (7)                              90%

         (1)      Offering price per equivalent common share.

         (2) The net tangible book value per share before the offering is determined by dividing the number of shares of common stock outstanding into the net tangible book value of Teen.

         (3) The net tangible book value after the offering is determined by adding the net tangible book value before the offering to the estimated proceeds to Teen from the current offering.

         (4) The net tangible book value per share after the offering is determined by dividing the number of shares that will be outstanding after the offering into the net tangible book value after the offering.

         (5) The increase attributable to purchase of stock by new investors is derived by taking the net tangible book value per share after the offering and subtracting from it the net tangible book value per share before the offering.

         (6) The dilution to new investors is determined by subtracting the net tangible book value per share after the offering from the public offering price, giving a dilution value.

         (7) The percent of immediate dilution to new investors is determined by dividing the dilution to new investors by the price to the public.

         These tables compare the differences of your investment in our shares with the share investment of our existing shareholder. Robert L. Wilson has purchased a total of 2,000,000 shares for an aggregate amount of $5,000, or an average cost of $0.0025 per share. Your investment in our shares will cost you $0.10 per share. In the event that this offering is fully subscribed, the book value of the stock held by Robert L. Wilson will increase by almost $.10 per share, while your investment will decrease by over $.09 per share.

         If this offering is fully subscribed, the total capital contributed by new investors will be $25,000. The percentage of capital contribution will then be approximately 7% for the existing shareholder and approximately 93% for the new investors. Robert L. Wilson will then hold, as a percentage, approximately 89% of the issued and outstanding shares of Teen, while the new investors will hold, as a percentage 11%.

Selling Security Holders

         Our current shareholder is not selling any of the shares being offered in this prospectus.

Plan of Distribution

         There will be no underwriters used, no dealer's commissions and no finder's fees paid. Our sole officer and director of Teen, Robert L. Wilson, will sell securities on behalf of Teen in this offering. He will rely on Rule 3a4-1 to sell our securities without registering as a broker-dealer. He primarily performs substantial duties as our sole officer and director for or on behalf of the issuer otherwise than in connection with transactions in securities, and has not been a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months, and has not nor will not participate in the sale of securities for any issuer more than once every twelve months.

         We plan to offer our shares to the public at a price of $0.10 per share, with no minimum amount to be sold. Our officer and director will sell the shares through the distribution of Teen's prospectus to interested individuals and corporations through personal contact. Our sole officer and director will receive no commission from the sale of any shares. Robert L. Wilson will not purchase any shares under this offering. We will keep the offering open until we sell all of the shares registered, or three months from the date of this prospectus, which ever occurs first.

         Regulation M of the Securities Exchange Act of 1934 may prohibit distribution participants of Teen's stock from engaging in any market making activities with regard to its securities. We do not intend to engage in any market making activities deemed unlawful by Regulation M subsequent to the effectiveness of this registration statement.

Legal Proceedings

         We are not a party to any pending legal proceedings.

Directors, Executive Officers, Promoters and Control Persons

Robert L. Wilson's background information is as follows:

Innovation Treatment Centers, Inc.
1991-Present-Assistant Administrator/CFO/Child Care Worker

Duties include Board of Directors Meetings, cash disbursements, receipt journals, set up computer programs, purchases, setting up and preparing books through financial statements for the Board of Directors and Auditor, staff scheduling, hiring, training and terminating staff, evaluate staff, preparing time cards, interact with residents, staff and family members, conduct milieu group therapy, supervise child related expenditures, coordinate recreational activities, attend IEPs, consult with therapists, social workers, psychiatrists, and licensing, coordinate family visits, organize medication trainings with pharmacy. Ensure that treatment and maintenance of facility adheres to and exceeds all standards as set forth by ITC and Title XXII and contractual obligations. Monitor log entries and incident reports. Oversee maintaining the building and grounds and equipment.

FEMA
2003-Present-Administrative Officer- Duties payroll paperwork and employee paperwork are done correctly and turned in to the proper departments, coordinate staff and deploy accordingly, logistical support, handle arrangements for lodging, food travel, vehicles and supplies. Interact with other agencies local, state and federal. Supervise team and make sure that everyone is safe and accounted for all personnel.

Wilson Schools
2002-2005-Administration/Accountant- Duties include preparing financials, supervising staff, interact with students, prepare work schedules, prepare billing paperwork, prepare payroll, hire employees, file paperwork with state agencies, employee evaluations, staff trainings.

Security Ownership of Certain Beneficial Owners and Management

         The following is a table detailing the current shareholder of Teen owning 5% or more of the common stock, and shares owned by the Teen's sole director and officer:

Title of     Name and Address of        Amount and        Percent
Class        Beneficial Owner           Nature of        of Class
                                        Beneficial
                                        Ownership

Common       Robert L. Wilson           2,000,000         100%

Common       Directors and officers     2,000,000         100%
             as a group (1)

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


Description of Securities

Common Stock

         Our Certificate of Incorporation authorize the issuance of 100,000,000 shares of common stock with $.001 par value and 5,000,000 shares with preferred stock will $.001 par value. Each record holder of common stock is entitled to one vote for each share held in all matters properly submitted to the shareholders for their vote. Cumulative voting for the election of directors is not permitted by the By-Laws of Teen.

         Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of Teen, holders are entitled to receive, ratably, the net assets of Teen available to shareholders after distribution is made to the preferred shareholders, if any, who are given preferred rights upon liquidation. Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights. To the extent that additional shares of Teen's common stock are issued, the relative interest of then existing shareholders may be diluted.

         Robert L. Wilson has sole investment power and sole voting power over the shares that he owns.

Interest of Named Experts and Counsel

         Teen has not hired or retained any experts or counsel on a contingent basis, who would receive a direct or indirect interest in Teen, or who is, or was, a promoter, underwriter, voting trustee, director, officer or employee, of Teen.

Legal Matters

         Certain legal matters with respect to Teen and the validity of the securities offered hereby will be passed upon for us by Ronald J. Stauber, of Ronald J. Stauber, Inc., a Law Corporation, Los Angeles, California.

Experts

         The financial statements of Teen as at June 30, 2007, appearing in this registration statement have been audited by Kyle L. Tingle, independent certified public accountant, as set forth in his report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Disclosure of Commission Position of Indemnification for Securities Liabilities

         According to Article 5, Section 6 of Teen's Certificate of Incorporation and bylaws, we are authorized to indemnify our directors, officers, agents and employees to the fullest extent authorized under Nevada Law subject to certain specified limitations. Teen may indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being, or having been Teen directors or officers unless, in any such action, they are adjudged to have acted with gross negligence, or willful misconduct. Insofar as indemnification for liabilities originates under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling Teen pursuant to the foregoing provisions, Teen has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Description of Business

Business Development

         Teen was incorporated on April 16, 2007 in the State of Delaware. We have a specific business plan or purpose. Should our business plan be successfully implemented, we may be expanding our operations in the south western portion of the United States. We have not yet begun our educational operations and we currently have no revenues and no significant assets. Teen has never declared bankruptcy, has never been in receivership, and has never been involved in any legal action or proceedings. Since formation, Teen has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations.

         Neither Teen nor its sole officer, director, promoter or any affiliates, have had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Business of Issuer

         Our business is to provide a financial literacy and money management program for teenagers on a fee for service offered basis with specialized educational programs designed to maximize profit potential and customer loyalty. We believe that there is a need to train teenagers who we believe lack the basic skills in the management of personal financial affairs. Located in a fluent area, many are unable to balance a checkbook and most simply have insight into the basic survival principals involved with earning, spending, saving and investing.

Principal Services

         We are in the process of establishing ourselves as providing a financial literacy and money management educational program for teenagers on a fee for service offered basis. We intend to provide such topics which would include budgeting, the importance of saving, bank accounts and services, establishing and maintaining credit, planning for college, buying a car, basic investing, with related ancillary topics.

         We will earn our revenues by charging a fee for individuals to complete our training course. Our marketing is going to be the parents of teenagers who understand that many young people fail in the management of the first consumer credit experience, establish bad financial management habits, and fail to take direction from their parents, who realize that it makes no sense for their teenager to learn by trial and error. Our instruction will include practical information preparing them in planning and understanding their financial future.

         Further, we anticipate that our instruction will also be useful in teaching the managing of the teenagers money, establish the basics of budgeting, savings and checking accounts, responsible borrowing and will extend to buying an automobile, renting an apartment and the responsible use of day to day credit. Further topics that will be addressed, include surrounding yourself with professionals in connection with starting and managing a small business, investing for the future, and basic knowledge on commencing a plan for retirement, although the retirement age is in the far distant future for the teenagers.

         Our intensive two-week training will involve 20 hours of classroom instruction for groups of not to exceed 8 students. The instruction time will address the needs and requirements of each of the interested parties. The specific curriculum will be developed as funds become available.

         Probably the most important aspect of our training will be in developing positive financial responsibility and commitment. Effective inter-personal skills will reap personal satisfaction as well as financial gratification through increased tips.

         Classroom instruction will be held at rented office space or in a hotel facility. Classroom space can be arranged on an "as needed" and "as available" basis at normal costs.

The Market

         We will use a direct market approach. We intend to begin with a small number of students that will be drawn from the local high schools This will be accomplished by placing information articles and advertising in the student magazines as well as advertising in local newspapers directed at the parent.

         As soon as funds are available from this offering, we intend to design and build our website. The website will provide basic information and facts about the services we are offering. It will provide us with exposure to the general marketplace within our target market area. The website will have the facility for prospective students to contact us with questions and inquiries, and will eventually allow for on-line course registration.

Competition and Competitive Strategy

         Presently there is very little, if any, general training and instruction available to teenagers living in the higher social economic or higher net worth demographics. We have been informed and believe that certain schools, banks and brokerage firms do provide personal financial training for free or at a very low cost. The providers of these services usually direct their efforts to only narrow areas that may be beneficial to them. For example, a brokerage firm is not going to train a teenager on the economics of maintaining an apartment.

Competition from Other Educational Institutions

         While Teen's course material presented to our students may be fully protected by intellectual property laws, our course concept will not. Consequently, other financial or educational institutions, based upon any success Teen may enjoy in its educational material presentation, may decide to offer similar course material based on Teen's model. These financial or educational institutions have greater resources than Teen, and as such will be able to compete successfully against Teen. We may not be able to survive in the educational marketplace against such competition.

Sources and Availability of Products and Supplies

         Robert L. Wilson intends to develop the entire course of studies for our students. Robert L. Wilson has extensive industry-related experience as well as access to numerous educational materials.

Dependence on One or a Few Major Customers

         This business is not the type of business that is, or can be, dominated by one or a small number of customers.

Patent, Trademark, License & Franchise Restrictions and Contractual Obligations & Concessions

         There are no inherent factors or circumstances associated with the educational trading services that we plan to provide that would give cause for any patent, trademark or license infringements or violations. Teen has also not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions. Our course materials, where applicable, will be fully protected by copyright.

Existing or Probable Government Regulations

         There are no other types of government regulations existing or being contemplated that would adversely affect Teen's ability to operate.

Research and Development Activities and Costs

         Teen has no plans to undertake any research and development activities.

Compliance With Environmental Laws

         There are no environmental laws that have been enacted, nor are we aware of any such laws being contemplated for the future, that address issues specific to our business.

Facilities

         We do not own or rent facilities of any kind. At present we are operating from our principal office address that is located within the home of our President, who provides this space free of charge We will continue to use this space for our executive offices for the foreseeable future.

Employees

         Teen's only employee at the present time is Robert L. Wilson and we are dependent on him. We rely on his entrepreneurial skills and experience to implement our business plan. Robert L. Wilson is responsible for all planning, developing and operational duties, and will continue to do so throughout the early stages of our growth.

         We have no intention of hiring further employees until the business has been successfully launched and we have sufficient, reliable tuition revenue flowing into Teen from our educational operations. We believe that we will be able to secure guest lectures from financial instructions such as banks and brokerage firms and local accountants and attorney's at no cost. Robert L. Wilson will do whatever work is necessary to bring our business to the point of being in positive cash flow. We do not expect to hire any other employees within the first year of operation.

The Curriculum

         Teen has developed an outline that will be the basis for the curriculum for use in its early sessions. Of particular importance to Teen will be the student response and input to its curriculum material. We intend to conduct these early sessions on an interactive basis with our students, carefully noting student responses to the curriculum material such as comprehension, interest, clarity of presentation, order of curriculum format, and ability of students to absorb material presented. Subsequent curriculum development will be based to a great extent upon the student response and input received regarding our initial curriculum material and their suggestions for effective delivery modes.

         A general outline of our initial curriculum is set out below. It will consist of 20 hours of classroom instruction. This outline presently consists of three parts:

Part One - the Fundamentals (approximately eight hours)

         Money and Money Management
         Basics of Budgeting
         Savings and Checking Accounts
         Using Credit Cards and The Cost of Borrowing
         Responsible Borrowing and Maintaining Good Crdit

Part Two - The Next Step (approximately eight hours)

         Living Within your Means
         Savings and Paying for College
         Buying a Car-Auto Finance
         Renting an Apartment
         Responsible Use of Credit

Part Three - "Old Folks" (approximately four hours)

         Banking and Credit Essentials
         Buying a Home
         The Small Business
         Investing for the Future
         Plans for Retirement

Forward-Looking Statements

         This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as: anticipate, believe, plan, expect, future, intend and similar expressions, to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced as described in this Risk Factors section and elsewhere in this prospectus. Factors which may cause the actual results or the actual plan of operations to vary include, among other things, decisions of the board of directors not to pursue a specific course of action based on its re-assessment of the facts or new facts, changes in the food and beverage/restaurant industry or general economic conditions and those other factors set out in this prospectus.

Reports to Security Holders

         We will make available to our shareholders an annual report, including audited financials on Form 10-K or Form 10-KSB. We are not currently a reporting company with the Securities and Exchange Commission, but upon effectiveness of this registration statement, we will be required to file reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

         The public may read and copy any materials filed with the Securities and Exchange Commission at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information about the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at HTTP://WWW.SEC.GOV.

Plan of Operation

         Teen is a development stage company with no operations, no revenue, no financial backing and few assets. Our plan of operations is to establishing ourselves as a provider of financial literacy and money management programs for teenagers on a fee for service offered basis.

         We currently do not have the funds needed to develop our web site or market our service. Nor do we have a source to supply the necessary funding if we are unsuccessful in raising the capital through this offering. Teen believes it will take between two and three months to raise capital for completion of the development of the business after this prospectus becomes effective.

         We intend to design and build our website as soon as sufficient funds are available from this offering. A decision has been made regarding a domain name and registration of our website domain name www.teeneducate.com has been implemented. The preliminary design work of our website has begun and we intend to have an information page available on the internet shortly.

         The website will provide basic information and facts about the services we are offering. It will provide us with exposure to the general marketplace. The website will have the facility for students or their parents to contact us with questions and inquiries.

         Web server space will be contracted from a local internet service provider (ISP) which has recently been chosen. We will be required to purchase a computer during the first year of operations.

         During the first stages of Teen's growth, our sole officer and director will provide all the labor required to develop the curriculum and lead the educational sessions - at no charge. We believe that we will be able to secure guest lecturers from financial instructions such as real estate and stock brokerage firms and from local accountants and attorney's at no cost. Since we intend to operate with very limited administrative support, our sole officer and director will continue to be responsible for these duties for at least the first year of operations.

         Our marketing strategy will be directed to the parents of the teenager who understand that the average student graduates from high school lacks basic skills in the management of personal financial affairs. These parents understand that many young people fail in the management of their first consumer credit experience, establish bad financial management habits, and stumble through their early financial lives learning by trial and error. We will inform the parents, in our marketing presentation, that each of the various subjects taught may also have visiting guest lecturers, with sufficient credentials and experience to give the program creditability. We believe that we will be able to secure these individual's to act as guest lecturers predicated upon the possible additional business that may be obtained from the parent, after being informed of the presentation by the student and business obtained from the student.

         How long we will be able to satisfy its cash requirements, and whether we will require additional outside funding in the next twelve months depends on how quickly our company can generate tuition revenue and how much revenue can be generated. At the present time, we only have funds available to complete the expenses of this offering. However, should we raise the entire $25,000 we are seeking from this offering, we are of the opinion that no further funds will be required for the operation of our business for the twelve month period following the completion of this offering. Since our offering expenses will be paid for by Robert L. Wilson

         If we are unable to raise funding through this offering, we will not be able to survive more than several months. In that event, we will require additional funding from either outside sources, such as traditional banking or venture capital institutions, or a private placement financial instructions owners who recognize the value of the market niche we are planning to serve.

         We are confident we can meet our financial obligations and pursue our plan of operations if we can raise additional funding through this offering.

         Robert L. Wilson has undertaken research in establishing the basis of our development of a training programs specifically designed for teenagers. An outline that will be the basis for the content of the curriculum has been developed.

         Teen's present concern is not only student response and input as well as curriculum material development at this stage, but also effective delivery of this material. These delivery systems, whether they be printed matter, audio-visual presentation, interactive computer teaching programs, or television teaching systems, all have a cost of implementation that we wish to address, both from its profit perspective as well as student acceptance and information delivery. Teen through his initial sessions will be able to determine the maximum form of information delivery and consequently avoid spending large sums on delivery systems that are ineffective.

         We have no plans to undertake product research and development during the term covered by this prospectus. There are also no plans or expectations to purchase or sell any significant equipment in the first year of operations. Management also has no intention of hiring any employees during the first year of operations.

         During the first year of operations, we will concentrate our efforts exclusively on obtaining our teenager students in the more affluent cities and communities within the County of Los Angeles, California. Initially, we intend to concentrate on the West Los Angeles area of Los Angeles County (Beverly Hills, Century City, West Los Angeles and Santa Monica). As we gain experience, and develop sufficient revenues from sales, we may consider expanding our business within the region and possibly to other locations within the south western United States.

Expenditures

         It is anticipated that the funds raised from this offering will be sufficient to cover our expenditures for the twelve (12) month period upon effectiveness of this prospectus. The discussion is based on the premise we will raise the entire $25,000 we are seeking from this offering.

Milestones

         As soon as the funds are available, Robert L. Wilson will begin to further develop our curriculum. We plan to hold our first class session three months after the effective date of this prospectus. Our first class will be held in Beverly Hills, California, and will be small by design, with a maximum of six students. It will be a focus group to confirm that our course of studies is appropriate for the requirements of our students. This initial session will provide us with revenue from operations ($3,000) to cover our anticipated cost of $1,000.

         Using the first session as a model, we will refine the emphasis of each aspect of our training program over the next month.

         The second session will be held within three months of the effective date of this prospectus with an estimated cost of $1500. It is our intention to hold two student sessions every month thereafter at an estimated cost of $500.00 per session with not to exceed eight students. We will utilize the time between the 20-hour instruction periods to market our service, plan future sessions, and perfect our curriculum. The amount spent on these activities will be directly related to the funds available, both from this offering as well as revenue earned from completed sessions.

         Within three months of the effective date of this prospectus, we intend to design and build our website. The website will provide basic information and facts about the services we are offering. It will provide us with exposure to the general marketplace. The website will have the facility for prospective parents and students to contact us with questions and inquiries.
 The estimated cost of website development is $2,000. Should we fail to raise any proceeds from this offering, the development of our website will be placed on hold.

Description of Property

         Teen does not own any property, real or otherwise. For the first year, we will conduct our administrative affairs from the President's home, at no cost to Teen.

         We do not have any investments or interests in any real estate. Teen does not invest in real estate mortgages, nor does it invest in securities of, or interests in, persons primarily engaged in real estate activities.

Certain Relationships and Related Transactions

         With the exception of Robert L. Wilson, there are no promoters being used in relation to this offering. By the definition of Rule 405 of the Securities Act of 1933, as amended, Robert L. Wilson is a promoter of Teen in that he is a "person who, acting alone or in conjunction with one or more other persons, directly or indirectly takes initiative in founding and organizing the business or enterprise of an issuer". Robert L. Wilson has not, nor will he, receive anything of value or other consideration as a promoter of Teen.

         No person who may, in the future, be considered a promoter of this offering, will receive or expect to receive assets, services or other considerations from us. No assets will be, nor are expected to be, acquired from any promoter on behalf of our company. We have not entered into any agreements that require disclosure to our shareholders.

             MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

Market Information and Price.

         Our common stock is not quoted at the present time.

         We plan to eventually seek listing in the OTC Bulletin Board System, once our registration statement has been declared effective with the Securities and Exchange Commission and we have raised all or substantially all of the funds need to commence operations. We cannot guarantee that we will obtain approval. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed.

         There is no trading market for our common stock at present and there has been no trading market to date. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue. We intend to request a broker-dealer to make application to the FINRA to have the company's securities traded in the OTC Bulletin Board System or published, in print and electronic media, or either, in the Pink Sheets LLC so-called "Pink Sheets."

         The Securities and Exchange Commission adopted Rule 15g-9, which established the definition of a "penny stock," for purposes relevant to the company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

         As a result of our offering price and being a penny stock, the market liquidity for our common stock may be adversely affected since the regulations on penny stocks could limit the ability of broker-dealers to sell our common stock and thus your ability to sell our common stock in the secondary market.

         The rules governing penny stock require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally defined as an investor with a net worth in excess of $1,000,000 or annual income exceeding $250,000, $300,000 together with a spouse). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Such information must be provided to the customer orally or in writing prior to effecting the transaction and in writing before or with the customer confirmation. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed on broker-dealers by such requirements may discourage them from effecting transactions in the securities underlying the shares, which could severely limit the liquidity of the securities underlying the shares and the ability of purchasers in this offering to sell the securities underlying the shares in the secondary market.

         For the initial listing in the Nasdaq SmallCap market, a company must have net tangible assets of $4 million or market capitalization of $50 million or a net income (in the latest fiscal year or two of the last fiscal years) of $750,000, a public float of 1,000,000 shares with a market value of $5 million. The minimum bid price must be $4.00 and there must be 3 market makers. In addition, there must be 300 shareholders holding 100 shares or more, and the company must have an operating history of at least one year or a market capitalization of $50 million.

         For continued listing in the Nasdaq SmallCap market, a company must have net tangible assets of $2 million or market capitalization of $35 million or a net income (in the latest fiscal year or two of the last fiscal years) of $500,000, a public float of 500,000 shares with a market value of $1 million. The minimum bid price must be $1.00 and there must be 2 market makers. In addition, there must be 300 shareholders holding 100 shares or more.

         We intend to request a broker-dealer to make application to the FINRA to have our securities traded in the OTC Bulletin Board Systems or published, in print and electronic media, or either, in the Pink Sheets LLC "Pink Sheets," or either.

Shareholders May Face Significant Restrictions on the Sale of Teen Stock due to State "Blue Sky" Laws

         Each state has its own securities laws, often called "blue sky laws" which: (a) limit sales of stock to a state's resident unless the stock is registered in that state or qualifies for an exemption from registration; and
(b) governs the reporting requirements for broker-dealers and stockbrokers doing business directly or indirectly in the state. Before a security can be sold in a state, there must be a registration in place to cover the transaction, and the broker must be registered in that state or otherwise be exempt from registration. We do not know whether our stock will be registered under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market makers for our stock.

         You should be aware that there has been no market for our stock and there is no assurance that an active market will develop. No broker-dealers act as market makers for our stock and our securities have not been registered for sale in any state.
 Therefore, you may be unable to sell our stock without registering, or otherwise qualifying it for sale, within your specific state.

         There may be significant state blue sky law restrictions on the ability of shareholders to sell, or on purchasers to buy, our stock. Accordingly, shareholders should consider the secondary market for our stock to be a limited one. Shareholders may be unable to resell their stock, or may be unable to sell it without the significant expense of state registration or qualification.

Shareholders May Face Significant Restrictions on the Resale of Teen Stock due to Federal Regulations Regarding Penny Stock

         In the event that Teen registers its securities for sale and acquires a broker-dealer as a market maker, our stock would differ from many stocks in that it would likely be a "penny stock." The Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." These rules include, but are not limited to, Rules 3a51-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6 and 15g-9
under the Securities and Exchange Act of 1934, as amended. Because our stock would probably constitute "penny stock" within the meaning of the rules, the rules would apply to Teen and its securities. The rules may further affect the ability of owners of our stock to sell their securities in any market that may develop for them. There may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers. The market among dealers may not be active. Shareholders in penny stocks are often unable to sell stock back to the dealers that sold them the stock. The mark-ups or commissions charged by the broker-dealers may be greater than any profit a seller may make. Because of large dealer spreads, shareholders may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Shareholders may be unable to reap any profit from any sale of stock, if they can sell at all.

         Investors should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered from patterns of abuse and fraud in recent years. These patterns include:

         manipulation of prices through pre-arranged matching of purchases and sales and false and misleading press releases;

         control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

         `boiler room' practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

         excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

         No cash compensation, deferred compensation or long-term incentive plan awards were paid, issued, or granted to Teen's management since its inception on April 16, 2007. Further, the Teen's has not granted any option or stock appreciation rights.

Compensation of Director

         There are no arrangements pursuant to which the Teen's sole director will be compensated for any services provided as a director. No additional amounts are payable for committee participation or special assignments.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

         There are no employment contracts, compensatory plans or arrangements, including payments to be received from Teen, with respect to any director or executive officer of Teen which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of employment with Teen, any change in control of Teen, or a change in the person's responsibilities following a change in control of Teen.

Changes In and Disagreements With Accountants on Accounting and Financial Disclosures

         There have been no disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure.

Financial Statements

         Teen engaged Kyle L. Tingle, CPA as our independent auditor.

                           TEEN EDUCATION GROUP, INC.
                        (A Development Stage Enterprise)


                                  JUNE 30, 2007

                           TEEN EDUCATION GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                    CONTENTS







REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                      F-1
________________________________________________________________________________

FINANCIAL STATEMENTS

   Balance Sheet                                                             F-2

   Statement of Operations                                                   F-3

   Statement of Stockholder's Deficit                                        F-4

   Statement of Cash Flows                                                   F-5

   Notes to Financial Statements                                          F-6-10
________________________________________________________________________________

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Teen Education Group, Inc.
Las Vegas, Nevada


We have audited the accompanying balance sheets of Teen Education Group, Inc. (A Development Stage Enterprise) as of June 30, 2007 the related statements of operations, stockholder's deficit, and cash flows for the period April 16, 2007 (inception) through June 30, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Teen Education Group, Inc. (A Development Stage Enterprise) as of June 30, 2007 and the results of its operations and cash flows for period April 16, 2007 (inception) through June 30, 2007, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has limited operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Kyle L. Tingle, CPA, LLC


July 31, 2007
Las Vegas, Nevada

                           TEEN EDUCATION GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                                  BALANCE SHEET


                                                        June 30, 2007
                                                        _____________

                                     ASSETS

CURRENT ASSETS                                            $      0
                                                          ________
            Total current assets                          $      0
                                                          ________
                   Total assets                           $      0
                                                          ========

                      LIABILITIES AND STOCKHOLDER'S DEFICIT

CURRENT LIABILITIES
     Officers advances                                    $    282
                                                          ________
            Total current liabilities                     $    282
                                                          ________
STOCKHOLDER'S DEFICIT
     Common stock: $.001 par value;
        authorized 100,000,000 shares; issued
        and outstanding:  2,000,000 shares at
        June 30, 2007                                        2,000
     Preferred stock: $.001 par value;
        authorized 5,000,000 shares; none issued
        or outstanding at June 30, 2007                          0
     Additional paid in capital                              3,000
     Accumulated deficit during development stage           (5,282)
                                                          ________
            Total stockholder's deficit                   $   (282)
                                                          ________
                   Total liabilities and
                   stockholder's deficit                  $      0
                                                          ========


                 See Accompanying Notes to Financial Statements.

                           TEEN EDUCATION GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                             STATEMENT OF OPERATIONS


                                                             Apr.16, 2007
                                                             (inception) to
                                                             June 30, 2007




Revenues                                                       $        0

Cost of revenue                                                         0
                                                               __________
           Gross profit                                        $        0
General, selling and
   administrative expenses                                          5,282
                                                               __________
           Operating loss                                      $   (5,282)

Nonoperating income (expense)                                           0
                                                               __________
   Net loss                                                    $   (5,282)
                                                               ==========

   Net loss per share, basic
   and diluted                                                 $    (0.00)
                                                               ==========
   Average number of shares
   of common stock outstanding                                  2,000,000
                                                               ==========


                 See Accompanying Notes to Financial Statements.

                           TEEN EDUCATION GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                       STATEMENT OF STOCKHOLDER'S DEFICIT


                                                           Accumulated
                                                             Deficit
                              Common Stock     Additional    During
                           __________________   Paid-In    Development
                           Shares      Amount   Capital       Stage     Total
                           _________   ______  __________  ___________  _______

April 17, 2007, issue
  common stock             2,000,000   $2,000    $3,000     $      0    $ 5,000
Net loss, June 30, 2007                                       (5,282)    (5,282)
                           _________   ______  __________  ___________  _______
Balance, June 30, 2007     2,000,000   $2,000    $3,000     $ (5,282)   $  (282)
                           =========   ======  ==========  ===========  =======


                 See Accompanying Notes to Financial Statements.

                           TEEN EDUCATION GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                             STATEMENT OF CASH FLOWS


                                                             Apr. 16, 2007
                                                             (inception) to
                                                             June 30, 2007
                                                             ______________

Cash Flows From
Operating Activities
    Net loss                                                    $(5,282)
                                                                _______
         Net cash used in
            operating activities                                $(5,282)
                                                                _______
Cash Flows From
Investing Activities                                            $     0
                                                                _______
Cash Flows From
Financing Activities
    Issuance of common stock                                    $ 5,000
    Increase in officer advances                                    282
                                                                _______
         Net cash provided by
            financing activities                                $ 5,282
                                                                _______
         Net increase (decrease)
            in cash                                             $     0

Cash, beginning of period                                       $     0
                                                                _______
Cash, end of period                                             $     0
                                                                =======

Supplemental Information and Non-monetary Transactions:

Interest paid                                                   $     0
                                                                =======
Taxes paid                                                      $     0
                                                                =======


                 See Accompanying Notes to Financial Statements.

                           TEEN EDUCATION GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS:

Teen Education Group, Inc. ("Company") was organized April 16, 2007 under the laws of the State of Delaware. The Company currently has no operations and, in accordance with Statement of Financial Accounting Standard (SFAS) No. 7, "ACCOUNTING AND REPORTING BY DEVELOPMENT STAGE ENTERPRISES," is considered a Development Stage Enterprise.

A SUMMARY OF THE COMPANY'S SIGNIFICANT ACCOUNTING POLICIES IS AS FOLLOWS:

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH

For the Statements of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of June 30, 2007.

INCOME TAXES

Income taxes are provided for using the liability method of accounting in accordance with SFAS No. 109 "ACCOUNTING FOR INCOME TAXES." A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

GOING CONCERN

The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company does not have cash nor material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company. There can be no assurance that the Company will be successful in either situation in order to continue as a going concern. The officers and directors have committed to advancing certain operating costs of the Company.

                           TEEN EDUCATION GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123R "SHARE BASED PAYMENT." This statement is a revision to SFAS 123 and supersedes Accounting Principles Board (APB) Opinion No. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES," and amends FASB Statement No. 95, "STATEMENT OF CASH FLOWS." This statement requires a public entity to expense the cost of employee services received in exchange for an award of equity instruments. This statement also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements. This statement is effective for the first interim reporting period that begins after June 15, 2005.

     SFAS 123R permits public companies to choose between the following two adoption methods:

     1. A "modified prospective" method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS 123R for all share-based payments granted after the effective date and (b) based on the requirements of Statement 123 for all awards granted to employees prior to the effective date of SFAS 123R that remain unvested on the effective date, or

     2. A "modified retrospective" method which includes the requirements of the modified prospective method described above, but also permits entities to restate based on the amounts previously recognized under SFAS 123 for purposes of pro forma disclosures either (a) all prior periods presented or (b) prior interim periods of the year of adoption.

As we do not currently have share based payments, we expect no impact to the financial statements due to the adoption of SFAS 123R.

In September 2006, the SEC Staff issued SEC Staff Accounting Bulletin 107, "Implementation Guidance for FASB 123 (R)." The staff believes the guidance in the SAB will assist issuers in their initial implementation of Statement 123R and enhance the information received by investors and other users of financial statements, thereby assisting them in making investment and other decisions. This SAB includes interpretive guidance related to share-based payment transactions with non-employees, the transition from nonpublic to public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financials instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of Statement 123R in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of Statement 123R and disclosures of MD&A subsequent to adoption of Statement 123R.

In September 2006, the SEC Staff issued SEC Staff Accounting Bulletin 107, "Implementation Guidance for FASB 123 (R)." The staff believes the guidance in the SAB will assist issuers in their initial implementation of Statement 123R and enhance the information received by investors and other users of financial statements, thereby assisting them in making investment and other decisions. This SAB includes interpretive guidance related to share-based payment transactions with non-employees, the transition from nonpublic to public entity

                           TEEN EDUCATION GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financials instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of Statement 123R in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of Statement 123R and disclosures of MD&A subsequent to adoption of Statement 123R.

In September 2006, the SEC Staff issued Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements" ("SAB No. 108"). SAB No. 108 requires the use of two alternative approaches in quantitatively evaluating materiality of misstatements. If the misstatement as quantified under either approach is material to the current year financial statements, the misstatement must be corrected. If the effect of correcting the prior year misstatements, if any, in the current year income statement is material, the prior year financial statements should be corrected. In the year of adoption (fiscal years ending after November 15, 2006 or calendar year 2006 for us), the misstatements may be corrected as an accounting change by adjusting opening retained earnings rather than being included in the current year income statement. We do not expect that the adoption of SAB No. 108 will have a material impact on our financial condition or results of operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" (SFAS
157). SFAS 157 provides guidance for using fair value to measure assets and liabilities. SFAS 157 addresses the requests from investors for expanded disclosure about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. SFAS 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and will be adopted by the Company in the first quarter of fiscal year 2009. We do not expect that the adoption of SFAS 157 will have a material impact on our financial condition or results of operations.

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans" ("SFAS No. 158"). SFAS No. 158 requires companies to recognize in their statement of financial position an asset for a plan's overfunded status or a liability for a plan's underfunded status and to measure a plan's assets and its obligations that determine its funded status as of the end of the company's fiscal year. Additionally, SFAS No. 158 requires companies to recognize changes in the funded status of a defined benefit postretirement plan in the year that the changes occur and those changes will be reported in comprehensive income. The provision of SFAS No. 158 that will require us to recognize the funded status of our postretirement plans, and the disclosure requirements, will be effective for us as of December 31, 2006. We do not expect that the adoption of SFAS No. 158 will have a material impact on our consolidated financial statements.

                           TEEN EDUCATION GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAS 123(R)-5 was issued on October 10, 2006. The FSP provides that instruments that were originally issued as employee compensation and then modified, and that modification is made to the terms of the instrument solely to reflect an equity restructuring that occurs when the holders are no longer employees, then no change in the recognition or the measurement (due to a change in classification) of those instruments will result if both of the following conditions are met:
(a). There is no increase in fair value of the award (or the ratio of intrinsic value to the exercise price of the award is preserved, that is, the holder is made whole), or the antidilution provision is not added to the terms of the award in contemplation of an equity restructuring; and (b). All holders of the same class of equity instruments (for example, stock options) are treated in the same manner. The provisions in this FSP shall be applied in the first reporting period beginning after the date the FSP is posted to the FASB website. We will evaluate whether the adoption will have any impact on your financial statements.

In February 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115" (hereinafter "SFAS No. 159"). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement is expected to expand the use of fair value measurement, which is consistent with the Board's long-term measurement objectives for accounting for financial instruments. This statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007, although earlier adoption is permitted. Management has not determined the effect that adopting this statement would have on the Company's financial condition or results of operations.

NOTE 2.  STOCKHOLDER'S EQUITY

COMMON STOCK

The authorized common stock of the Company consists of 100,000,000 shares with par value of $0.001. On April 17, 2007 the Company authorized and issued 2,000,000 shares of its $.001 par value common stock in consideration of $5,000 in cash.

The authorized preferred stock of the Company consists of 5,000,000 shares with a par value of $.001. The Company has no preferred stock issued or outstanding.

NET LOSS PER COMMON SHARE

Net loss per share is calculated in accordance with SFAS No. 128, "EARNINGS PER SHARE." The weighted-average number of common shares outstanding during each period is used to compute basic loss per share. Diluted loss per share is computed using the weighted averaged number of shares and dilutive potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

                           TEEN EDUCATION GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 2.  STOCKHOLDER'S EQUITY (CONTINUED)

Basic net loss per common share is based on the weighted average number of shares of common stock outstanding of 2,000,000 during 2007 and since inception. As of June 30, 2007 and since inception, the Company had no dilutive potential common shares.

NOTE 3.  INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period.

The components of the Company's deferred tax asset as of June 30, 2007 are as follows:

                                                           2007
                                                        _______

                  Net operating loss carryforward       $ 1,849
                  Valuation allowance                    (1,849)
                                                        _______
                  Net deferred tax asset                $     0
                                                        =======

A reconciliation of income taxes computed at the statutory rate to the income tax amount recorded is as follows:

                                                                       Since
                                                          2007       Inception
                                                        _______      _________

                  Tax at statutory rate (35%)           $ 1,849       $ 1,849
                  Increase in valuation allowance        (1,849)       (1,849)
                                                        _______       _______
                  Net deferred tax asset                $     0       $     0
                                                        =======       =======

The net federal operating loss carry forward will expire in 2027. This carry forward may be limited upon the consummation of a business combination under IRC
Section 381.

NOTE 4.  RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. An officer or resident agent of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest. The Company has not formulated a policy for the resolution of such conflicts.

                           TEEN EDUCATION GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 5.  WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

NOTE 6.  OFFICERS ADVANCES

The Company has incurred costs while seeking additional capital through a merger with an existing company. An officer of the Company has advanced funds on behalf of the Company to pay for these costs. These funds have been advanced interest free. As of June 30, 2007, the Company owed officers $282.

                           TEEN EDUCATION GROUP, INC.
                        (A Development Stage Enterprise)


                               SEPTEMBER 30, 2007

                           TEEN EDUCATION GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                    CONTENTS








________________________________________________________________________________

FINANCIAL STATEMENTS

   Balance Sheet                                                           F-1

   Statement of Operations                                                 F-2

   Statement of Stockholder's Deficit                                      F-3

   Statement of Cash Flows                                                 F-4

   Notes to Financial Statements                                    F-5 - F-10
________________________________________________________________________________

                           TEEN EDUCATION GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                                  BALANCE SHEET


                                                        September 30,
                                                                 2007
                                                        _____________

                                     ASSETS

CURRENT ASSETS                                            $      0
                                                          ________
            Total current assets                          $      0
                                                          ________
                   Total assets                           $      0
                                                          ========

                      LIABILITIES AND STOCKHOLDER'S DEFICIT

CURRENT LIABILITIES
     Officers advances                                    $  2,232
                                                          ________
            Total current liabilities                     $  2,232
                                                          ________
STOCKHOLDER'S DEFICIT
     Common stock: $.001 par value;
        authorized 100,000,000 shares; issued
        and outstanding:  2,000,000 shares at
        September 30, 2007                                   2,000
     Preferred stock: $.001 par value;
        authorized 5,000,000 shares; none issued
        or outstanding at September 30, 2007                     0
     Additional paid in capital                              3,000
     Accumulated deficit during development stage           (7,232)
                                                          ________
            Total stockholder's deficit                   $ (2,232)
                                                          ________
                   Total liabilities and
                   stockholder's deficit                  $      0
                                                          ========


                 See Accompanying Notes to Financial Statements.

                           TEEN EDUCATION GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                             STATEMENT OF OPERATIONS


                                                              Apr.16, 2007
                                                            (inception) to
                                                             September 30,
                                                                      2007
                                                            ______________


Revenues                                                       $        0

Cost of revenue                                                         0
                                                               __________
           Gross profit                                        $        0
General, selling and
   administrative expenses                                          7,232
                                                               __________
           Operating loss                                      $   (7,232)

Nonoperating income (expense)                                           0
                                                               __________
   Net loss                                                    $   (7,232)
                                                               ==========

   Net loss per share, basic
   and diluted                                                 $    (0.00)
                                                               ==========
   Average number of shares
   of common stock outstanding                                  2,000,000
                                                               ==========


                 See Accompanying Notes to Financial Statements.

                           TEEN EDUCATION GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                       STATEMENT OF STOCKHOLDER'S DEFICIT


                                                           Accumulated
                                                             Deficit
                              Common Stock     Additional    During
                           __________________   Paid-In    Development
                           Shares      Amount   Capital       Stage     Total
                           _________   ______  __________  ___________  _______

April 17, 2007, issue
  common stock             2,000,000   $2,000    $3,000     $      0    $ 5,000
Net loss, September 30,
  2007                                                        (7,232)    (7,232)
                           _________   ______  __________  ___________  _______
Balance, September 30,
  2007                     2,000,000   $2,000    $3,000     $ (7,232)   $(7,232)
                           =========   ======  ==========  ===========  =======


                 See Accompanying Notes to Financial Statements.

                           TEEN EDUCATION GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                             STATEMENT OF CASH FLOWS


                                                              Apr. 16, 2007
                                                             (inception) to
                                                              September 30,
                                                                       2007
                                                             ______________

Cash Flows From
Operating Activities
    Net loss                                                    $(7,232)
                                                                _______
         Net cash used in
            operating activities                                $(7,232)
                                                                _______
Cash Flows From
Investing Activities                                            $     0
                                                                _______
Cash Flows From
Financing Activities
    Issuance of common stock                                    $ 5,000
    Increase in officer advances                                  2,232
                                                                _______
         Net cash provided by
            financing activities                                $ 7,232
                                                                _______
         Net increase (decrease)
            in cash                                             $     0

Cash, beginning of period                                       $     0
                                                                _______
Cash, end of period                                             $     0
                                                                =======

Supplemental Information and Non-monetary Transactions:

Interest paid                                                   $     0
                                                                =======
Taxes paid                                                      $     0
                                                                =======


                 See Accompanying Notes to Financial Statements.

                           TEEN EDUCATION GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS:

Teen Education Group, Inc. ("Company") was organized April 16, 2007 under the laws of the State of Delaware. The Company currently has no operations and, in accordance with Statement of Financial Accounting Standard (SFAS) No. 7, "ACCOUNTING AND REPORTING BY DEVELOPMENT STAGE ENTERPRISES," is considered a Development Stage Enterprise.

A SUMMARY OF THE COMPANY'S SIGNIFICANT ACCOUNTING POLICIES IS AS FOLLOWS:

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH

For the Statements of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of September 30, 2007.

INCOME TAXES

Income taxes are provided for using the liability method of accounting in accordance with SFAS No. 109 "ACCOUNTING FOR INCOME TAXES." A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

GOING CONCERN

The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company does not have cash nor material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company. There can be no assurance that the Company will be successful in either situation in order to continue as a going concern. The officers and directors have committed to advancing certain operating costs of the Company.

                           TEEN EDUCATION GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123R "SHARE BASED PAYMENT." This statement is a revision to SFAS 123 and supersedes Accounting Principles Board (APB) Opinion No. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES," and amends FASB Statement No. 95, "STATEMENT OF CASH FLOWS." This statement requires a public entity to expense the cost of employee services received in exchange for an award of equity instruments. This statement also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements. This statement is effective for the first interim reporting period that begins after June 15, 2005.

     SFAS 123R permits public companies to choose between the following two adoption methods:

     1. A "modified prospective" method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS 123R for all share-based payments granted after the effective date and (b) based on the requirements of Statement 123 for all awards granted to employees prior to the effective date of SFAS 123R that remain unvested on the effective date, or

     2. A "modified retrospective" method which includes the requirements of the modified prospective method described above, but also permits entities to restate based on the amounts previously recognized under SFAS 123 for purposes of pro forma disclosures either (a) all prior periods presented or
     (b) prior interim periods of the year of adoption.

As we do not currently have share based payments, we expect no impact to the financial statements due to the adoption of SFAS 123R.

In September 2006, the SEC Staff issued SEC Staff Accounting Bulletin 107, "Implementation Guidance for FASB 123 (R)." The staff believes the guidance in the SAB will assist issuers in their initial implementation of Statement 123R and enhance the information received by investors and other users of financial statements, thereby assisting them in making investment and other decisions. This SAB includes interpretive guidance related to share-based payment transactions with non-employees, the transition from nonpublic to public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financials instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of Statement 123R in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of Statement 123R and disclosures of MD&A subsequent to adoption of Statement 123R.

In September 2006, the SEC Staff issued SEC Staff Accounting Bulletin 107, "Implementation Guidance for FASB 123 (R)." The staff believes the guidance in the SAB will assist issuers in their initial implementation of Statement 123R and enhance the information received by investors and other users of financial statements, thereby assisting them in making investment and other decisions.

                           TEEN EDUCATION GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

This SAB includes interpretive guidance related to share-based payment transactions with non-employees, the transition from nonpublic to public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financials instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of Statement 123R in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of Statement 123R and disclosures of MD&A subsequent to adoption of Statement 123R.

In  September  2006,  the SEC Staff issued  Staff  Accounting  Bulletin No. 108,
"Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements" ("SAB No. 108"). SAB No. 108 requires the use of two alternative approaches in quantitatively evaluating materiality of misstatements. If the misstatement as quantified under either approach is material to the current year financial statements, the misstatement must be corrected. If the effect of correcting the prior year misstatements, if any, in the current year income statement is material, the prior year financial statements should be corrected. In the year of adoption (fiscal years ending after November 15, 2006 or calendar year 2006 for us), the misstatements may be corrected as an accounting change by adjusting opening retained earnings rather than being included in the current year income statement. We do not expect that the adoption of SAB No. 108 will have a material impact on our financial condition or results of operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" (SFAS
157). SFAS 157 provides guidance for using fair value to measure assets and liabilities. SFAS 157 addresses the requests from investors for expanded disclosure about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. SFAS 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and will be adopted by the Company in the first quarter of fiscal year 2009. We do not expect that the adoption of SFAS 157 will have a material impact on our financial condition or results of operations.

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans" ("SFAS No. 158"). SFAS No. 158 requires companies to recognize in their statement of financial position an asset for a plan's overfunded status or a liability for a plan's underfunded status and to measure a plan's assets and its obligations that determine its funded status as of the end of the company's fiscal year. Additionally, SFAS No. 158 requires companies to recognize changes in the funded status of a defined benefit postretirement plan in the year that the changes occur and those changes will be reported in comprehensive income. The provision of SFAS No. 158 that will require us to recognize the funded status of our postretirement plans, and the disclosure requirements, will be effective for us as of December 31, 2006. We do not expect that the adoption of SFAS No. 158 will have a material impact on our consolidated financial statements.

                           TEEN EDUCATION GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAS 123(R)-5 was issued on October 10, 2006. The FSP provides that instruments that were originally issued as employee compensation and then modified, and that modification is made to the terms of the instrument solely to reflect an equity restructuring that occurs when the holders are no longer employees, then no change in the recognition or the measurement (due to a change in classification) of those instruments will result if both of the following conditions are met:
(a). There is no increase in fair value of the award (or the ratio of intrinsic value to the exercise price of the award is preserved, that is, the holder is made whole), or the antidilution provision is not added to the terms of the award in contemplation of an equity restructuring; and (b). All holders of the same class of equity instruments (for example, stock options) are treated in the same manner. The provisions in this FSP shall be applied in the first reporting period beginning after the date the FSP is posted to the FASB website. We will evaluate whether the adoption will have any impact on your financial statements.

In February 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115" (hereinafter "SFAS No. 159"). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement is expected to expand the use of fair value measurement, which is consistent with the Board's long-term measurement objectives for accounting for financial instruments. This statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007, although earlier adoption is permitted. Management has not determined the effect that adopting this statement would have on the Company's financial condition or results of operations.

NOTE 2.  STOCKHOLDER'S EQUITY

COMMON STOCK

The authorized common stock of the Company consists of 100,000,000 shares with par value of $0.001. On April 17, 2007 the Company authorized and issued 2,000,000 shares of its $.001 par value common stock in consideration of $5,000 in cash.

The authorized preferred stock of the Company consists of 5,000,000 shares with a par value of $.001. The Company has no preferred stock issued or outstanding.

NET LOSS PER COMMON SHARE

Net loss per share is calculated in accordance with SFAS No. 128, "EARNINGS PER SHARE." The weighted-average number of common shares outstanding during each period is used to compute basic loss per share. Diluted loss per share is computed using the weighted averaged number of shares and dilutive potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

                           TEEN EDUCATION GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 2.  STOCKHOLDER'S EQUITY (CONTINUED)

Basic net loss per common share is based on the weighted average number of shares of common stock outstanding of 2,000,000 during 2007 and since inception. As of September 30, 2007 and since inception, the Company had no dilutive potential common shares.

NOTE 3.  INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period.

The components of the Company's deferred tax asset as of September 30, 2007 are as follows:

                                                                     2007
                                                            _____________
         Net operating loss carryforward                    $       2,531
         Valuation allowance                                       (2,531)
                                                            _____________

         Net deferred tax asset                             $           0
                                                            =============

A reconciliation of income taxes computed at the statutory rate to the income tax amount recorded is as follows:

                                                        2007   Since Inception
                                               _____________    _____________
         Tax at statutory rate (35%)           $       2,531    $       2,531
         Increase in valuation allowance              (2,531)          (2,531)
                                               _____________    _____________
         Net deferred tax asset                $           0    $           0
                                               =============    =============

The net federal operating loss carry forward will expire in 2027. This carry forward may be limited upon the consummation of a business combination under IRC
Section 381.

NOTE 4.  RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. An officer or resident agent of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest. The Company has not formulated a policy for the resolution of such conflicts.

                           TEEN EDUCATION GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS



NOTE 5.  WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

NOTE 6.  OFFICERS ADVANCES

The Company has incurred costs while seeking additional capital through a merger with an existing company. An officer of the Company has advanced funds on behalf of the Company to pay for these costs. These funds have been advanced interest free. As of September 30, 2007, the Company owed officers $2,232.

                               OUTSIDE BACK COVER

                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until ______, 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to any dealers' obligation to deliver a prospectus if acting as underwriters and with respect to their unsold allotments or subscriptions.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

            Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, a vote of shareholders or disinterested directors or otherwise.

         The Company's Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

         The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for: (i) any breach of the director's duty of loyalty to the corporation or its shareholders;
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions; or (iv) any transaction from which the director derived an improper personal benefit.

         Our Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

         Our bylaws also provide for the right to indemnification. To summarize:

         1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit


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

or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Company or is or was serving at the request of the Company as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), shall be indemnified and held harmless by the Company to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Paragraph 3 with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company.

         2. Right to Advancement of Expenses. In addition to the right to indemnification conferred in Paragraph 1 an indemnitee shall also have the right to be paid by the Company the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); PROVIDED, HOWEVER, that, if the General Corporation Law of the State of Delaware requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay such amounts if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this
Section 2 or otherwise.

         3. Right of Indemnitee to Bring Suit. If a claim under Paragraph 1 or 2 is not paid in full by the Company within sixty (60) days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty
(20) days, the indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and
(b) in any suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met


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

any applicable standard for indemnification set forth in the General Corporation Law of the State of Delaware. Neither the failure of the Company (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Company (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit.

         4. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in the bylaws shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Company's certificate of incorporation or Bylaws, agreement, vote of shareholders or directors, or otherwise.

         5. Insurance. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company, or any person who is serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

         6. Indemnification of Employees and Agents of the Company. The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Company to the fullest extent of the provisions of the bylaws with respect to the indemnification and advancement of expenses of directors and officers of the Company.

         7. Nature of Rights. The rights conferred upon indemnitees in the bylaws shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Any amendment, alteration or repeal of the bylaws that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

No Securities Indemnification.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.


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


Item 25. Other Expenses of Issuance and Distribution

         We have or will expend fees in relation to this registration statement as detailed below:

                           Expenditure Item          Amount

                           Attorney Fees             $ 7,500
                           Audit Fees                  1,000
                           Transfer Agent Fees           700
                           Printing Fees               1,300
                           Registration Fees              10
                                                     _______
                                    Total            $10,510

Item 26. Recent Sales of Unregistered Securities

         We have sold securities within the past three years on one occasion without registering the securities under the Securities Act of 1933, as amended. Robert L. Wilson purchased 2,000,000 shares of common stock from Teen on April 17, 2007 for $.0025 per share. No underwriters were used and no commissions or other remuneration was paid except to Teen. The securities were sold in reliance on Section 4(2) of the Securities Act of 1933 as amended. Robert L. Wilson continues to be subject to Rule 144 of the Securities Act of 1933, as amended.

Item 27. Exhibits

NUMBER  DESCRIPTION

3.1      Certificate of Incorporation
3.2      Bylaws
5        Opinion re:  Legality
16.1     Letter from Kyle L. Tingle
23.2     Consent of Attorney (included In Exhibit 5)
99       Subscription Agreement


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


Item 28. Undertakings

         Teen hereby undertakes the following:

         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 as amended ("Securities Act")

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons pursuant to the provisions above, or otherwise, Teen has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of the directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the directors, officers, or controlling persons in connection with the securities being registered, Teen will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and Teen will be governed by the final adjudication of such issue.

         For determining liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.


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


                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Mirage, California of the United States, on October 31, 2007.



TEEN EDUCATION GROUP, INC.


/s/  ROBERT L. WILSON                                           October 31, 2007
     _________________________________________________
     Robert L. Wilson
     President (Principal Executive Officer), Director



/s/  ROBERT L. WILSON
     _________________________________________________
     Robert L. Wilson
     Principal Financial Officer




         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.



/s/  ROBERT L. WILSON                                           October 31, 2007
     _________________________________________________
     Robert L. Wilson
     Secretary/Treasurer



/s/  ROBERT L. WILSON                                           October 31, 2007
     _________________________________________________
     Robert L. Wilson
     Sole Director


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


                                  EXHIBIT INDEX


NUMBER     DESCRIPTION

3.1        Certificate of Incorporation

3.2        Bylaws

5          Opinion re: Legality

23.1       Consent of Attorney (Included in Exhibit 5)

23.2       Consent of Accountant



























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